As filed with the Securities and Exchange Commission on June 19, 2001
                                                     Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933
                            -------------------------

                             REDWOOD EMPIRE BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

              California                                    68-0166366
   (State or Other Jurisdiction of                        (IRS Employer
    Incorporation or Organization)                      Identification No.)

                              111 Santa Rosa Avenue
                        Santa Rosa, California 95404-4905
                    (Address of Principal Executive Offices)
                            -------------------------

                             REDWOOD EMPIRE BANCORP
                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)
                            -------------------------

                                James E. Beckwith
              Executive Vice President, Chief Financial Officer and
                             Chief Operating Officer
                              111 Santa Rosa Avenue
                        Santa Rosa, California 95404-4905
                                 (707) 522-5215
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
================================================= ==================== =================== ==================== =================
                                                                       Proposed Maximum    Proposed Maximum
                                                                       Offering Price      Aggregate Offering   Amount of
                                                  Amount to be         Per Share(1)(2)     Price(1)(2)          Registration
Title of Securities to be Registered              Registered(1)                                                 Fee (1)(2)
================================================= ==================== =================== ==================== =================
Common Stock, no par value                        150,000              $ 29.77             $4,465,500           $1,115.13

------------------------------------------------- -------------------- ------------------- -------------------- -----------------


(1) Shares to be offered or sold under the Redwood Empire Bancorp 2001 Stock Option Plan (the "2001 Plan") include 149,500 shares not previously registered and 500 shares previously registered for offer or sale under the Redwood Empire Bancorp 1991 Amended and Restated Stock Option Plan (the "Prior Plan") that were not issued under the Prior Plan and that may be offered and sold under the 2001 Plan

(the "Carried Forward Shares"). The Carried Forward Shares were registered on Form S-8 filed on July 8, 1992 (File No. 33-49372) and the Registrant paid a total fee of $562.50, of which $1.25 related to the unissued Carried Forward Shares. Pursuant to Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, the Registrant has carried forward the registration fee for the Carried Forward Shares. The Registrant is concurrently filing a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 33-49372) to deregister the unissued shares pursuant to the Prior Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant as reported on The Nasdaq National Market on June 14, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 23, 2001;

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, as filed with the Commission on May 10, 2001;

(c) The Registrant's Current Reports on Form 8-K, as filed with the Commission on February 22, 2001, February 28, 2001, April 18, 2001 and May 17, 2001;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the date of the Form 10-Q filed on May 10, 2001; and

(e)     The  description  of  the  Registrant's   Common  Stock  contained  in
the Registrant's Registration Statement on Form 8-A (File No. 0-19231), including any amendments or reports updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Articles IV and V of the Registrant's Articles of Incorporation and
Article VI of the Registrant's Amended and Restated By-laws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The exhibits are as set forth in the Exhibit Index on page 7.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification againstsuch liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Redwood Empire Bancorp, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on this 19th day of June, 2001.


REDWOOD EMPIRE BANCORP


By:        /s/ JAMES E. BECKWITH
           ---------------------------------
           James E. Beckwith
           Executive Vice President,
           Chief Financial Officer and
           Chief Operating Officer
           (Principal Financial Officer
           and Principal Accounting Officer)

We, the undersigned officers and directors of Redwood Empire Bancorp, do hereby constitute and appoint James E. Beckwith and Patrick W. Kilkenny, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                        Title                          Date
       ---------                        -----                          ----


/s/ Dana R. Johnson               Chairman of the Board            June 19, 2001
--------------------------
Dana R. Johnson


/s/ Patrick W. Kilkenny      Chief Executive Officer, President    June 19, 2001
---------------------------       and  Director (Principal
Patrick W. Kilkenny                  Executive Officer)


/s/ Gregory J. Smith                  Director                     June 19, 2001
---------------------------
Gregory J. Smith


/s/ William B. Stevenson              Director                     June 19, 2001
---------------------------
William B. Stevenson










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






                                  EXHIBIT INDEX

  Exhibit No.              Description
  -----------              -----------

       4                   Redwood Empire Bancorp 2001 Stock Option Plan.
       5                   Opinion of Sullivan & Cromwell as to the validity of
                           the Common Stock.
      23.1                 Consent of Crowe, Chizek and Company LLP.
      23.2                 Consent of Deloitte & Touche LLP.
      23.3                 Consent of Counsel (included in Exhibit 5).
       24                  Power of Attorney (included on signature page).






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